Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Terran Orbital Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share, to be issued under Terran Orbital Corporation 2021 Omnibus Incentive Plan	Rule 457(c) and 457(h)	13,729,546(2)(3)	$4.99	$68,510,435	0.0000927	$6,351

Total Offering Amounts					$68,510,435		$6,351

Total Fee Offsets							$—

Net Fee Due							$6,351

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) covers any additional number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Terran Orbital Corporation (the “Company”) that become issuable under the Terran Orbital Corporation 2021 Omnibus Incentive Plan (the “Plan”), by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock available for future issuance under the Plan.
(3)

Shares of Common Stock surrendered or tendered to the Company to pay the exercise price or purchase price of an award or to satisfy tax withholding with respect to an award will be available for future grants of awards under the Plan.

(4)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on June 16, 2022, which date is within five business days prior to the filing of this Registration Statement.